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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OSI Systems, Inc. on Form S-3 of our report dated September 17, 2001, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2001.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
December 13, 2001